Exhibit 1.1

4,602,547

American Depositary Shares

eLONG, INC.

Representing 9,205,094 Ordinary Shares

(par value US$0.01 per share)

UNDERWRITING AGREEMENT

[•], 2004

Deutsche Bank Securities Inc.

As Representative of the

Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

eLong, Inc., incorporated with limited liability under the laws of the Cayman Islands (the “Company”) and certain shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”), propose to sell in the United States and outside the United States (the “Offering”) to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representative (the “Representative”) an aggregate of 4,602,547 American depositary shares (“ADSs;” the ADSs so issued and sold are herein called the “Firm ADSs”), each ADS representing two of the Company’s ordinary shares, par value US$0.01 per share (“Shares”), of which 3,623,235 ADSs will be sold by the Company and 979,312 ADSs will be sold by the Selling Shareholders. The respective amounts of the Firm ADSs to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Shareholders are set forth opposite their names in Schedule II hereto. The Company and the Selling Shareholders are sometimes referred to herein collectively as the “Sellers.” The Selling Shareholders also propose to sell at the Underwriters’ option an aggregate of up to 690,383 additional ADSs, to cover over-allotments, if any (“Option ADSs”).

It is understood that, subject to the conditions hereinafter stated, the Firm ADSs will be sold to the several Underwriters in connection with the Offering and sale of such Firm ADSs in the United States and outside the United States. The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement, dated as of [•], 2004 (the “Deposit Agreement”), to be entered into among the Company, JPMorgan Chase Bank, as depositary (the “Depositary”), and all holders from time to time of the ADRs.

As the Representative, you have advised the Company and the Selling Shareholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm ADSs set forth opposite their respective names in Schedule II, plus their pro rata portion of the Option ADSs if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm ADSs and the Option ADSs (to the extent the aforementioned option is exercised) are herein collectively called the “Offered Securities.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS.

(a) The Company represents and warrants to each of the Underwriters as follows:

(i) A registration statement on Form F-1 (File No. 333-119606) with respect to the Offered Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form F-1. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462 (b) of the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”

(ii) The Company was duly incorporated in the British Virgin Islands at the time of such incorporation and has, following the redomicile of its jurisdiction of incorporation from the British Virgin Islands, been deemed to be duly incorporated under the laws of the Cayman Islands, and has been duly continued into the Cayman Islands under the laws of both the British Virgin

Islands and the Cayman Islands and is validly existing as a corporation in good standing under the laws of the Cayman Islands, with corporate power and authority to own or lease its properties and conduct its business in all material respects as described in the Registration Statement. Each of the subsidiaries and consolidated affiliates of the Company as listed in Schedule III hereto (collectively, the “Subsidiaries;” each a “Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, or consolidated entities of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified or be in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties, prospects or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Effect”). The outstanding shares of capital stock or the registered capital (as the case may be) of each of the Subsidiaries have been duly authorized and validly issued (to the extent applicable), are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(iii) The outstanding Shares of capital stock of the Company, including the Shares represented by the Offered Securities, have been duly authorized and validly issued and are fully paid and non-assessable; the Shares represented by the Offered Securities to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement; the registered holder of the Shares represented by the Offered Securities and the Depositary with respect to the Offered Securities, against payment of the purchase price in accordance with this Agreement on each Closing Date, will be, except subject to the terms and provisions of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum of Association and Articles of Association, as currently in effect and as amended and restated upon the consummation of the Offering, of the Company, and the Depositary will acquire, subject to the terms of the Deposit Agreement, valid and unencumbered title to the Shares represented by the Offered Securities and the Underwriters will acquire valid and unencumbered title to the Offered Securities; there are no restrictions on transfers of Shares represented by the Offered Securities or the Offered Securities, as the case may be, except as disclosed in the Prospectus and subject to the terms and provisions of the Deposit Agreement, under the laws of the Cayman Islands or the State of New York, as the case may be; and the shareholders of the Company (except IACT Asia Pacific Limited (“IACT”)) have no preemptive rights with respect to the Shares or the issue and sale thereof, including those represented by the Offered Securities, the Shares, including those represented by the Offered Securities, were not issued in violation of the preemptive rights of the shareholders of the Company; the Shares may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing the Offered Securities as contemplated by the Deposit Agreement. Neither the filing of the Registration Statement nor the offering or sale of the Offered Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Shares of the Company.

(iv) The authorized, issued and outstanding capital stock of the Company as of June 30, 2004 is set forth on page 36 in the Prospectus under the caption “Actual” under the heading “Capitalization,” and after giving effect to the conversion of the Preferred Shares (as defined below) to ordinary shares or high-vote ordinary shares, as the case may be, as described in the Registration Statement and the Offering will be set forth under the caption “Pro forma as adjusted,” in each case under the heading “Capitalization.” The Shares and Preferred Shares of the Company have been issued in compliance with all applicable securities laws, including U.S. federal and state securities laws. Except as disclosed in the Prospectus and as described in this and the following sentence, there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company’s capital stock or any such options, rights, convertible securities or obligations, other than options issued pursuant to stock option plans in the ordinary course of business. Since April 4, 2001, the Company has not issued any securities other than (a) ordinary shares of the Company pursuant to the exercise of previously outstanding and privately granted options pursuant to the 2001 stock option plan (the “2001 Stock Option Plan”), (b) options granted pursuant to the 2001 Stock Option Plan, the 2004 stock option and annual incentive plan and, in connection therewith, the one-time option granted to IACT, a subsidiary of IAC/InterActiveCorp (“IAC”) on August 4, 2004, (c) the option granted to IACT in October 2004, (d) Series A convertible preferred shares (the “Series A Preferred Shares”), (e) Series B convertible preferred shares (the “Series B Preferred Shares;” together with the Series A Preferred Shares, collectively, the “Preferred Shares”), (f) ordinary shares issued to initial shareholders, Billable Development Ltd., management shareholders, management employees and non-employee directors, and (g) warrants to purchase ordinary shares or, in the case of IAC, ordinary shares or high-vote ordinary shares.

(v) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Offered Securities nor instituted proceedings for that purpose. The Registration Statement does not contain, and the Prospectus and any amendments or supplements thereto will not contain, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use in the preparation thereof.

(vi) A registration statement on Form F-6 (No. 333-119617) relating to the ADSs has been filed with the Commission (such registration statement, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”); the ADS Registration Statement, as of its effective date, complied or will comply in all material respects, and each amendment or supplement thereto, when it is filed with the Commission or becomes effective, as the case may be, will comply, in all material respects, with the applicable requirements of the Act and the Rules and Regulations, and did not or will not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(vii) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been (a) prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made and (b) audited by KPMG in accordance with the standards of the Public Company Accounting Oversight Board of the Untied States (the “PCAOB”). The summary and selected financial data included in the Registration Statement presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the audited financial statements presented therein and the books and records of the Company. The unaudited consolidated quarterly results for the nine quarters ended June 30, 2004 included on page 56 of the Prospectus were prepared on a basis consistent with that of the audited financial statements included in the Prospectus and reflect all adjustments necessary for a fair presentation of the information contained in such unaudited quarterly results.

(viii) To the best knowledge of the Company after due inquiry, KPMG, who have audited the financial statements and the related notes filed with the Commission as part of the Registration Statement, are independent public accountants and have been registered with the PCAOB, in each case as required by the Act and the Rules and Regulations.

(ix) No information was withheld from the Reporting Accountants for the purpose of their audit of the Company’s financial statements and the related notes included in the Registration Statement and all information given to the Reporting Accountants for such purposes was given in good faith, the factual contents of such report are true, accurate and complete in all material respects and no material fact or matter has been omitted; and no information was withheld from the Reporting Accountants during their review of the presentation and disclosures of the Company’s financial statements and the related notes and for the purpose of their issuance of the comfort letters to the Underwriters in connection with the transactions contemplated by this Agreement.

(x) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or prevent the consummation of the transactions contemplated in this Agreement or the Deposit Agreement, except as set forth in the Prospectus.

(xi) Except as disclosed in the Prospectus, the Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement or which are not material in amount and the Company and the Subsidiaries occupy their leased properties and hold their leased personal properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

(xii) The Company and the Subsidiaries have filed all relevant tax returns which have been required to be filed, and all such returns are true, correct and complete in all material respects. The Company and the Subsidiaries have paid all material taxes required to be paid by them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with generally accepted accounting principles. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(xiii) All local and national PRC governmental tax waivers and other local and national PRC tax relief, concession and preferential treatment are valid, binding and enforceable and do not violate any provision of any law or statute or any order, rule or regulation of any local or national Governmental Agency (as defined below).

(xiv) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, except as disclosed in the Registration Statement, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, results of operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been (i) any material transaction entered into, (ii) any material liability (including contingent liability) or other obligation incurred, assumed, (iii) any business or any other asset material to the Company and the Subsidiaries taken as a whole acquired or disposed of or (iv) any such material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented; and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement.

(xv) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its Memorandum of Association, Articles of Association, as currently in effect and as amended and restated upon the consummation of the Offering, or other organizational or constituent documents or business licenses, authorizations or qualifications or (ii) under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse

Effect. The execution, delivery and performance of this Agreement, the Deposit Agreement and the issuance of the Shares represented by the Offered Securities and the issuance and sale of the Offered Securities, including the deposit of any Shares represented by the Offered Securities with the Depositary and the issuance of ADRs evidencing the Offered Securities, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (x) the Memorandum of Association, Articles of Association, as currently in effect and as amended and restated upon the consummation of the Offering, or any other constitutive documents of the Company or any Subsidiary, or (y) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject and, solely with respect to this clause (y), except for any breach, violation or default which would not have a Material Adverse Effect.

(xvi) Each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company, and, when assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, constitutes valid and legally binding obligations of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; upon due issuance by the Depositary of ADRs evidencing the Offered Securities against the deposit of Shares in respect thereof in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and the holders thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs will conform to the descriptions thereof contained in the Prospectus.

(xvii) No consent, approval, authorization, or order of, or filing with, any United States or Cayman Islands governmental agency or body or any governmental agency or body of the People’s Republic of China (“PRC”) or any court is required for the consummation of the transactions contemplated by this Agreement or the Deposit Agreement in connection with the issuance and sale of the Offered Securities by the Company, including the deposit of any Shares represented by the Offered Securities with the Depositary and the issuance of ADRs evidencing the Offered Securities, the quotation of the Offered Securities on the Nasdaq Stock Market’s National Market (“Nasdaq National Market”), except such as have been obtained or made under the Act and such as may be required under state securities laws and the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”).

(xviii) Except as set forth in the Prospectus, the Company and each of the Subsidiaries possess adequate certificates, authorizations, licenses or permits issued by appropriate governmental agencies or bodies, including all necessary licenses, consents, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances, certificates, permits, report to and filings (hereinafter referred to as “Governmental Authorizations”), with any court (whether at the national or local level) or governmental agency or body or any stock exchange authority or any other regulatory body (including, without limitation, the PRC Ministry of Information Industry, PRC State Administration for Industry and

Commerce, the PRC Ministry of Commerce, China Securities Regulatory Commission, the Civil Aviation Administration of China and China National Tourism Administration and the local counterparts of each of these government agencies and bodies) having jurisdiction over the Company and any of the Subsidiaries and their respective assets and properties (hereinafter referred to as “Governmental Agencies”), for the Company and each of the Subsidiaries necessary to conduct and are in compliance with all relevant requirements imposed by such Governmental Agencies relating to the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, licenses or permit that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(xix) Except as disclosed in the Prospectus, the Company and each of the Subsidiaries are in compliance with all regulatory requirements imposed by Governmental Agencies pertaining to or relating to the business conducted in the PRC by the Company through the Subsidiaries, including, but not limited to, licensing requirements relating to air ticketing, travel agency and online advertising; and the Company and each of the Subsidiaries have applied for all permits or licenses to comply with regulatory requirements to become effective imminently.

(xx) The ADSs have been approved for quotation on the Nasdaq National Market subject to official notice of issuance.

(xxi) Except as disclosed in the Prospectus, the Company and the Subsidiaries own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their respective business in all material respects; neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or its Subsidiaries, and which infringement or inadequacy, individually or in the aggregate, would have a Material Adverse Effect. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons. The Company has taken all reasonable steps necessary to secure interests in Intellectual Property from its contractors, and the Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

(xxii) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares of the Company or the Subsidiaries to facilitate the sale or resale of the Offered Securities. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Securities on the Nasdaq National Market in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

(xxiii) Neither the Company nor any affiliated purchaser, as such term is defined in Regulation M under the Exchange Act, of the Company has, either alone or with one or more persons, bid for purchase or will bid for or purchase, for any account in which the Company or any such affiliated purchaser has a beneficial interest, any Offered Securities or other Shares or any right to purchase any Offered Securities or other Shares during the applicable Restricted Period as such term is defined in Regulation M, nor has the Company nor any affiliated purchaser of the Company made or will make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Offered Securities or other Shares which is designed to or which has constituted, or which might reasonably be expected to cause or result in, manipulation of the price of any security of the Company.

(xxiv) The Company is not and, after giving effect to the offering and sale of the Offered Securities contemplated hereunder and the application of the net proceeds from such sale as described in the Properties, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940, (as amended, the “1940 Act”) and the rules and regulations of the Commission thereunder.

(xxv) The Company does not believe that, for the calendar year ended December 31, 2003, it was a “passive foreign investment company” (a “PFIC”) within the meaning of section 1297 of the Internal Revenue Code of 1986, as amended, and does not intend to become a PFIC for the calendar year ending December 31, 2004 or any future year.

(xxvi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvii) Except as disclosed in the Prospectus, the Company and each of its Subsidiaries maintain insurance in such amounts and covering such risks as the Company considers to be adequate for the conduct of their respective businesses and as is customary for companies engaged in similar businesses.

(xxviii) To the Company’s knowledge, there are no affiliations or associations (within the meaning of Article I, Section 1(dd) of the By-laws of the NASD) between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Prospectus.

(xix) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering.

(xxx) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(xxxi) Except as disclosed in the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars or Cayman Islands dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(xxxii) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(xxxiii) The statements set forth in the Registration Statement (A) under the sections headed “Description of Share Capital,” “Prospectus Summary – The Offering,” “Capitalization,” “Dilution,” “Dividend Policy,” “Description of American Depositary Shares” and “Shares Eligible for Future Sale,” insofar as they purport to constitute a summary of the terms of the Offered Securities, and (B) under the sections headed “Management,” “Risk Factors,” “Our Business,” “The Travel and Tourism Industry in China,” “Exchange Rate Information,” “Corporate Structure and Related Party Transactions,” “Selected Consolidated Financial Data,” “Use of Proceeds,” “Taxation,” “Underwriting,” “Prospectus Summary – The Offering,” “Description of Share Capital,” “Regulation” and “Enforceability of Civil Liabilities,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(xxxiv) The events and transactions set forth in the Registration Statement under the section entitled “Investment by IAC/InterActiveCorp” have been effected as set forth therein and the sections in the Registration Statement entitled “Prospectus Summary – Recent Developments,” “– Our Strengths – Relationship with IAC/InterActiveCorp,” “– Our Strategy – Increase benefits from our relationship with IAC/InterActiveCorp,” “– Risk of Investment – Risks associated with our relationship with IAC/InterActiveCorp,” “Risk Factors,” as it relates to risks associated with IAC, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Subsequent Event,” “Our Business,” as it relates to the Company’s relationship with IAC, “Investment by IAC/InterActiveCorp,” “Management,” as it relates to the Company’s relationship with IAC, “Principal and Selling Shareholders” and “Description of Share Capital,” as it relates to the Company’s high-vote ordinary shares, Series B Preferred Shares, share issuances to IAC and the warrant issued to IAC (the “IAC Warrant”), fully and correctly describe in all material respects each agreement, contract or other document or arrangement in respect of the Repurchase (as defined below), the Company’s relationship with IAC and the transactions entered into between the Company, the applicable Subsidiaries, IAC and its affiliates, and such events and transactions, individually or taken as a whole, (A) do not and will not contravene any provision of applicable law, rule, regulation or policies of any government, (B) do not and will not contravene the Memorandum of Association, Articles of Association, as currently in effect and as amended and restated upon the consummation of the Offering, or other organizational or constituent documents or business licenses (or equivalent constituent documents) of the Company or any of the Subsidiaries, (C) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (D) do not and will not result in any violation of any law, statute or ordinance or any judgment, order, rule, regulation or policies of any Governmental Agency, or (E) do not and will not result in the creation or imposition of any lien, charge, encumbrance or other restriction upon any properties or assets of the Company or any of the Subsidiaries which would have, individually or in the aggregate, a Material Adverse Effect.

(xxxv) The events and transactions set forth in the Registration Statement under the section entitled “Corporate Structure and Related Party Transactions” have been effected as set forth therein and the section entitled “Corporate Structure and Related Party Transactions,” and the description contained in Exhibit 10.1 through Exhibit 10.37 and “Exhibit 21.1 – Subsidiaries of Registrant” in the Registration Statement fully, completely and correctly describes in all material respects each agreement, contract or other document or arrangement in respect of the corporate and operational structure of the Company and the Subsidiaries (each such agreement, contract or other document or arrangement being a “Structure Contract;” collectively, the “Structure Contracts”), and such events and transactions, individually or taken as a whole, (A) do not and will not contravene any provision of applicable law, rule, regulation or policies of any government, (B) do not and will not contravene the Memorandum of Association, Articles of Association, as currently in effect and as amended and restated upon the consummation of the Offering, or other organizational or constituent documents or business licenses (or equivalent constituent documents) of the Company or any of the Subsidiaries, (C) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (D) do not and will not result in any violation of any law, statute or ordinance or any judgment, order, rule, regulation or policies of any Governmental Agency, or (E) do not and will not result in the creation or imposition of any lien, charge, encumbrance or other restriction upon any properties or assets of the Company or any of the Subsidiaries which would have, individually or in the aggregate, a Material Adverse Effect.

(xxxvi) All Governmental Authorizations and other consents, approvals, authorizations, orders, registrations and qualifications required of any government in connection with the events and transactions, individually or taken as a whole, set forth in the Registration

Statement under the section entitled “Corporate Structure and Related Party Transactions” have been duly, timely, irrevocably and unconditionally made or obtained in writing (including, without limitation, all actions necessary for the approval of each of Structure Contracts by the Governmental Agencies and any other regulatory bodies) and remain in full force and effect; and no such Governmental Authorization or consent, approval, authorization, order, registration or qualification is subject to any condition precedent which has not been fulfilled or performed, in each case except in such cases as would have, individually or in the aggregate, a Material Adverse Effect.

(xxxvii) Each of Structure Contracts has been duly authorized, executed and delivered by the parties thereto and constitutes a legal, valid and binding agreement, enforceable by the parties thereto in accordance with its terms.

(xxxviii) There are no legal or governmental proceedings, inquiries or investigations pending against the Company or any of the Subsidiaries in any jurisdiction challenging the effectiveness or validity of the events and transactions, individually or taken as a whole, set forth in the Prospectus under the section entitled “Corporate Structure and Related Party Transactions” and no such proceedings, inquiries or investigations are threatened or contemplated in any jurisdiction.

(xxxix) Each of the Investor’s Rights Agreement dated as of August 29, 2003 (the “Investor’s Rights Agreement”), the Voting Agreement dated as of August 29, 2003 (the “Voting Agreement”), the First Refusal and Co-Sale Agreement dated as of August 29, 2003 (the “First Refusal and Co-Sale Agreement”) and the Series A Preferred Shares Purchase Agreement dated as of August 29, 2003 (the “Series A Purchase Agreement”) and each other related agreement and document has been duly authorized, executed and delivered by or on behalf of the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(xl) All corporate action on the part of the Company and its officers, directors, shareholders and affiliates, and all shareholder action, on the part of the Company’s shareholders, necessary for the authorization, execution and delivery of the Transaction Agreement dated July 23, 2004 among the Company, certain Subsidiaries, InterActiveCorp and IACT Asia Pacific Limited (the “Transaction Agreement”) and the Related Agreements (as defined below), the performance of all obligations of the Company thereunder, including without limitation the Investor Share Transactions (as defined in the Transaction Agreement) and the authorization, issuance (or reservation for issuance), sale and delivery of the Series B Preferred Shares of the Company and the Conversion Shares (as defined below) have been duly taken. Each of the Transaction Agreement and the Related Agreements constitutes valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by principles of equity, whether considered in a proceeding in equity or at law, and (c) to the extent the indemnification provisions contained in the Investors Agreement may be limited by applicable foreign, United States or state securities laws. The “Conversion Shares” are, collectively, the Series B Preferred Shares, the ordinary shares and the high-vote ordinary shares of the Company, as applicable, into which the Series B Preferred Shares, the IAC Warrant and Option (as defined in the Transaction Agreement) are convertible. “Related Agreements” means, collectively, the Transfer and Escrow Contribution Agreement dated July 23, 2004 among the Company, IACT Asia Pacific Limited and the selling shareholders listed therein, the IAC Warrant, the Warrant Agreement, the Option Agreement (each as defined in the Transaction Agreement), the Transfer Agreement, the employment agreements in the forms attached to the Transaction Agreement as Exhibit G by and between the Company and each of the employees thereof, and the Investors Agreement dated July 23, 2004 (the “Investors Agreement”) and all schedules and exhibits thereto.

(xli) All corporate action on the part of eLongNet Information Technology (Beijing) Co., Ltd. (“eLong Information”) and its officers, directors, shareholders and affiliates, and all shareholder action, on the part of eLong Information’s shareholder, necessary for the authorization, execution and delivery of the Transaction Agreement and any Related Agreements to which it is or will be a party, and the performance of all obligations of eLong Information thereunder have been duly taken. Each of the Transaction Agreement and Related Agreements constitutes valid and legally binding obligations of eLong Information, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by principles of equity, whether considered in a proceeding in equity or at law.

(xlii) All corporate action on the part of eLongNet High-Tech (Beijing) Co., Ltd. (“eLong Hi-Tech”) and its officers, directors, shareholders and affiliates, and all shareholder action, on the part of eLong Hi-Tech’s shareholder, necessary for the authorization, execution and delivery of the Transaction Agreement and any Related Agreements to which it is or will be a party, and the performance of all obligations of eLong Hi-Tech thereunder have been duly taken. The Transaction Agreement and such Related Agreements constitute valid and legally binding obligations of eLong Hi-Tech, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by principles of equity, whether considered in a proceeding in equity or at law.

(xliii) Each of the IAC Warrant, Option and the Series B Preferred Shares have been duly authorized, duly and validly issued, fully paid (assuming full receipt of the consideration therefor), and non-assessable, are free of restrictions on transfer other than restrictions on transfer under the Transaction Agreement, the Related Agreements or applicable laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Second Amended and Restated Memorandum and Articles of Association, the IAC Warrant and the other Investor Share Transactions, as applicable, will be duly and validly issued, fully paid (assuming full receipt of the consideration therefor), and non-assessable and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Agreement, the Related Agreements or applicable laws.

(xliv) All corporate action on the part of the Company and its officers, directors, shareholders and affiliates, and all shareholder action, on the part of the Company’s shareholders, necessary for the authorization and consummation of the repurchase from certain of the Company’s existing shareholders 4,012,411 of the Company’s ordinary shares and 1,581,874 of the Company’s Series A Preferred Shares in connection with the issuance and sale by the Company of the Series B Preferred Shares to IAC and certain of its affiliates, and any transactions related thereto (the “Repurchase”) have been duly taken. Each of the agreement entered into by the Company in connection with the Repurchase (the “Repurchase Agreements”) constitutes valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by principles of equity, whether considered in a proceeding in equity or at law.

(xlv) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any United States, local or foreign governmental authority on the part of the Company, eLong Information, eLong Hi-Tech or any of the other Subsidiaries is required in connection with the consummation of the transactions contemplated by the Transaction Agreement, other than the matters which are subject to the Company’s covenants under Section 5 of the Transaction Agreement, except where the failure to obtain such consent, approval, or authorization, or to make or file such registration, qualification, designation, declaration or filing, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xlvi) The offer, sale and issuance of the Series B Preferred Shares, the Option and the IAC Warrant as contemplated by the Transaction Agreement are exempt from the registration requirements of any applicable foreign or U.S. securities laws.

(xlvii) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Critical Accounting Policies” in the Prospectus accurately and fully describes (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of directors, senior management and audit committee have reviewed and agreed with the selection, application and disclosure in the Prospectus of critical accounting policies; the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in the Registration Statement and the Prospectus accurately and fully describes (x) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (y) all off-balance sheet arrangements, if any, that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and the Subsidiaries taken as a whole. Except as disclosed in the Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(xlviii) The statistical and market-related data and information included in the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data accurately reflects the information or the sources from which they are derived; and all necessary consents for use of such statistical and market-related data and information in the Prospectus have been duly obtained by the Company.

(xlix) Except as disclosed in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the PRC or the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance of the Offered Securities, (B) the deposit by the Company of any Shares represented by the Offered Securities with the Depositary and the issuance of the ADRs evidencing the Offered Securities, (C) the sale and delivery of the Offered Securities by the Underwriters as part of the Underwriters’ distribution of the Offered Securities as contemplated hereunder; and (D) the consummation of any other transaction contemplated in this Agreement or the Deposit Agreement or the performance by any party of its obligations under this Agreement or the Deposit Agreement.

(l) Except as disclosed in the Prospectus, (A) no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of the Subsidiaries and (B) no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company, or any of the Subsidiaries and any director of the Company or related party of the Company or any of their associates; except as disclosed in the Registration Statement and the Prospectus, none of the directors or substantial shareholders of the Company or any of their respective associates is engaged in any business similar to or in competition with the business of the Company or any of the Subsidiaries nor are any of the directors of the Company or their respective associates interested, directly or indirectly, in any assets which have since the date two years immediately preceding the date of the Prospectus been acquired or disposed of by or leased to or by the Company or any of the Subsidiaries.

(li) The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act and the corporate governance rules of the Nasdaq National Market that are effective.

(lii) The Company will adopt and maintain a “code of ethics” (as defined in Item 406 of Regulation S-K) that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing such functions (each a “Senior Financial Officer”) on or before the time required by the Sarbanes-Oxley Act and will file the code of ethics as an exhibit to its Form 20-F for the fiscal year ended December 31, 2004 or will post the text of such “code of ethics” on its Internet website and will disclose any amendment or waiver from the “code of ethics” for any Senior Financial Officer in accordance with the requirements of the Exchange Act.

(liii) The Company will establish and maintain “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Rules and Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(liv) None of the Company, any of the Subsidiaries or, to the knowledge of the Company after due inquiry and investigation, its officers, directors, supervisors, managers, agents or employees has, directly or indirectly, (A) made, promised or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality in the Cayman Islands, the PRC or any other jurisdiction for the purpose of influencing any act or decision of such official or of the government to obtain or retain business, or direct business to the Company or any of the Subsidiaries, or otherwise, or (B) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift constitutes bribery in breach of applicable laws of the Cayman Islands or the PRC, or otherwise was or is prohibited under any applicable law, rule or regulation of any locality.

(lv) Except as disclosed in the Prospectus, none of the members of the Company’s board of directors or management own, directly or indirectly, any shares of capital stock of, or equity interest in, or any rights, warrants or options to acquire, or instruments or securities convertible into or exchangeable for, any shares of capital stock of, or direct interests in, the Company or any of the Subsidiaries.

(lvi) The agreement of the Company to the choice of law provisions set forth in Section 14 of this Agreement, and the Deposit Agreement will be recognized by the courts of the Cayman Islands and the PRC and are legal, valid and binding; the Company can sue and be sued in its own name under the laws of the Cayman Islands and the PRC; the irrevocable submission by the Company to the jurisdiction of a New York Court and the appointment of CT Corporation System, 111 Eighth Avenue, New York, N.Y. 10010, as its authorized agent for the purpose described in Section 14 of this Agreement and Section 19 of the Deposit Agreement are legal, valid and binding; service of process effected in the manner set forth in Section 14 of this Agreement and Section 19 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company.

(lvii) This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands and the PRC for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands or the PRC, as the case may be, and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands or the PRC of this Agreement and the Deposit Agreement; it is not necessary that this Agreement, the Deposit Agreement, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC or that any Cayman Islands or PRC stamp or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder.

(lviii) Any final judgment rendered by any federal or state court in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based on the Registration Statement, the ADS Registration Statement, the Prospectus, this Agreement or the Deposit Agreement would be recognized by the courts of the PRC and the Cayman Islands without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon; provided that (i) application has been made to the People’s Court of the PRC which has jurisdiction to hear the application, (ii) either (A) any such application has been made in accordance with an international treaty concluded or acceded to by the PRC or (B) a reciprocal practice has been established by the courts of the two countries, and (iii) such judgment does not contradict the basic principles of the law of the PRC or violate the sovereignty, state security and social and public interest of the PRC.

(lix) The entering into and performance or enforcement of this Agreement in accordance with its terms will not subject the Underwriters to a requirement to be licensed or otherwise qualified to do business in the Cayman Islands or in the PRC, nor will the Underwriters be deemed to be resident, domiciled, carrying on business through an establishment or place in the Cayman Islands or in the PRC or in breach of any laws or regulations in the Cayman Islands or in the PRC by reason of the entering into, performance or enforcement of this Agreement.

(b) Each of the Selling Shareholders, severally and not jointly, represents and warrants as follows:

(i) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes a valid and legally binding obligation of such Selling Shareholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be sold by such Selling Shareholder hereunder, free and clear of all liens, security interests, charges, encumbrances, equities or claims of any kind.

(ii) The Shares represented by the Offered Securities to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with the custodian as agent for the Depositary in accordance with the Deposit Agreement against issuance of ADRs evidencing ADSs representing such Shares so deposited by such Selling Shareholder.

(iii) No consent, approval, authorization, order, registration, clearance and qualification of or with any Governmental Agency having jurisdiction over such Selling Shareholder or any of its properties (each hereinafter referred to as a “Selling Shareholder’s Governmental Authorization”) is required for (A) the sale and delivery of the Offered Securities to be sold by such Selling Shareholder hereunder, (B) the deposit of the Shares represented by the Offered Securities to be sold by such Selling Shareholder with the Depositary against issuance of

ADRs evidencing the ADSs to be delivered or (C) the authorization, execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, and the consummation by such Selling Shareholder of the transactions contemplated by, this Agreement except for, in each case, (x) such Selling Shareholder’s Governmental Authorizations as have been obtained and are in full force and effect and copies of which have been furnished to you and (y) such Selling Shareholder’s Governmental Authorizations as may be required by the state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands and the United States in connection with the purchase and distribution of the Offered Securities by or for the account of the several Underwriters.

(iv) Such Selling Shareholder has, and immediately prior to the time of the delivery on each Closing Date (as defined below) will have good and valid title to the Shares represented by the Offered Securities to be sold by such Selling Shareholder hereunder, free and clear of all liens, security interests, charges, encumbrances, equities or claims of any kind.

(v) Upon payment of the purchase price for the ADSs to the Selling Shareholders pursuant to this Agreement by the Underwriters and the delivery by the Selling Shareholders to The Depositary Trust Company (“DTC”) or its agent of the ADSs registered in the name of Cede & Co. or such other nominee designated by the DTC, both as provided for in this Agreement, and the crediting of the ADSs to the Underwriters’ account with DTC, (i) DTC, Cede & Co. or such other nominee designated by DTC will be a “protected purchaser” (as defined in Section 8-303 of the Uniform Commercial Code as adopted in the State of New York (the “Code”)) of the ADSs, (ii) the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-501 of the Code) to the ADSs and (iii) no action based on any “adverse claim” (as defined in the Code) may be asserted against the Underwriters with respect to such security entitlement, assuming that the Underwriters are without notice of any such adverse claim.

(vi) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would reasonably be expected to give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering.

(vii) Except as disclosed in the Registration Statement and the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of such Selling Shareholder or the Underwriters to the PRC or Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery by such Selling Shareholder of the ADSs to or for the respective accounts of the several Underwriters in the manner contemplated in this Agreement, (B) the deposit of the Shares by such Selling Shareholder with the Depositary against the issuance of ADRs evidencing ADSs, or (C) the execution and delivery of this Agreement.

(viii) Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement, the power of attorney (the “Power of Attorney”) and the Letter of Transmittal and Custody Agreement (the “Custodian Agreement”) executed by such Selling Shareholder in connection with the offer and sale of ADSs to be sold by such Selling Shareholder in the Offering and to perform its obligations under such agreements. The execution and delivery of this Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Shareholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

(ix) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the ADSs of the Company and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the ADSs.

(x) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company or any of the Subsidiaries; such Selling Shareholder is not in possession of any material, non-public information regarding the Company and its Subsidiaries and the decision by such Selling Shareholder to sell its Firm ADSs or Option ADSs is not based upon any such material, non-public information. The information pertaining to such Selling Shareholder furnished by or on behalf of such Selling Shareholder for use under the caption “Principal and Selling Shareholders” in the Prospectus is complete and accurate in all material respects.

2. PURCHASE, SALE AND DELIVERY OF THE OFFERED SECURITIES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein contained, the Sellers agree to sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase, at a price of US$[•] per ADS, the respective number of Firm ADSs set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Shareholders shall be several and not joint.

(b) Certificates in negotiable form for the total number of the Shares underlying ADSs to be sold hereunder by the Selling Shareholders have been placed in custody with Codan Trust Company (Cayman) Limited as custodian (the “Custodian”) pursuant to the Custodian Agreement executed by each Selling Shareholder for delivery of all such Shares underlying Firm ADSs and any Option ADSs to be sold hereunder by the Selling Shareholders. Each of the Selling Shareholders specifically agrees that the Shares underlying Firm ADSs and any Option ADSs represented by the certificates held in custody for the Selling Shareholders under the Custodian Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminable by any act or deed of the Selling Shareholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Shareholder or the dissolution of a corporate Selling Shareholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the Underwriters of the Shares underlying Firm ADSs or the Option ADSs hereunder, certificates for the Shares underlying Firm ADSs or the Options ADSs, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares underlying ADSs held by it against delivery of such Shares underlying ADSs.

(c) Payment for the Firm ADSs to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company for the ADSs to be sold by it and to an account designated by the Custodian for the ADSs to be sold by the Selling Shareholders, in each case against delivery of ADRs evidencing the Firm ADSs and the certificates for the Shares represented by the Firm ADSs to the Representative for the several accounts of the Underwriters at the office of Shearman & Sterling LLP, 12/F, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 9:00 a.m., New York time, on [•], 2004 or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “First Closing Date.” (As used herein, “business day” means a day on which the Nasdaq National Market is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The ADRs evidencing the Firm ADSs and the certificates for the Shares represented by the Firm ADSs so delivered shall be in definitive form in such denominations and in such registrations as the Representative requests in writing not later than the second full business day prior to the First Closing Date, and will be made available for inspection by the Representative at the above office of Shearman & Sterling LLP at least one business day prior to the Closing Date (as defined hereinafter).

(d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein contained, the Selling Shareholders listed on Schedule II hereto hereby grant an option to the several Underwriters to purchase the Option ADSs at the price per ADS as set forth in the first paragraph of this Section 2. The maximum number of Option ADSs to be sold by the Selling Shareholders is set forth opposite their respective names on Schedule II hereto. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the First Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company, the Attorney-in-Fact (as defined on the signature page hereof), and the Custodian setting forth the number of Option ADSs as to which the several Underwriters are exercising the option and the time and date at which such Option ADSs in appropriate form are to be delivered. If the option granted hereby is exercised in part, the respective number of Option ADSs to be sold by each of the Selling Shareholders listed on Schedule II hereto shall be determined on a pro rata basis in accordance with the percentages set forth opposite their names on Schedule II hereto, adjusted by you in such manner as to avoid fractional shares. The time and date at which the ADRs evidencing the Option ADSs and the certificates for the Shares represented by the Option ADSs are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than ten (10) full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date;” the First Closing Date and any Option Closing Date being sometimes referred to as a “Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the First Closing Date as the Option Closing Date. The number of Option ADSs to be purchased by each Underwriter shall be in the same proportion to the total number of Option ADSs being purchased as the number of Firm ADSs being purchased by such Underwriter bears to the total number of Firm ADSs, adjusted by you in such manner as to avoid fractions. The option with respect to the Option ADSs granted hereunder may be exercised only to cover over-allotments in the sale of the Firm ADSs by the Underwriters. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Attorney-in-Fact. To the extent, if any, that the option is exercised, payment for the Option ADSs shall be made on the Option Closing Date in Federal (same day funds) drawn to the order of “Codan Trust Company (Cayman) Limited, as Custodian” for the Option ADSs to be sold by the Selling Shareholders against delivery of ADSs therefor through the facilities of The Depository Trust Company, New York, New York.

(e) If on the respective Closing Date any Selling Shareholder fails to sell the Firm Shares or Option ADSs, as the case may be, which such Selling Shareholder has agreed to sell on such date as set forth in Schedule II hereto, the Company agrees that it will sell or arrange for the sale of that number of ADSs to the Underwriters which represents Firm ADSs or the Option ADSs which such Selling Shareholder has failed to so sell, as set forth in Schedule II hereto, or such lesser number as may be requested by the Representative.

3. OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm ADSs as soon as the Representative deems it advisable to do so. The Firm ADSs are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Offered Securities in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4. COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

(a) The Company covenants and agrees with the several Underwriters that:

(i) The Company will (A) use its best efforts to cause the Registration Statement and the ADS Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(ii) The Company will advise the Representative promptly (A) when the Registration Statement and the ADS Registration Statement (if its effectiveness is subsequent to the execution and delivery of this Agreement) or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(iii) The Company will cooperate with the Representative in endeavoring to qualify the Offered Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Offered Securities.

(iv) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of each of the Registration Statement and the ADS Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement and the ADS Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

(v) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by the Act or the rules and regulations promulgated by the Commission thereunder to be delivered in connection with sales of the Offered Securities, including by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

(vii) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(viii) For a period of 180 days (the “Initial Lock-Up Period”) after the date of the initial public offering of the Offered Securities, the Company will not, and shall procure its Subsidiaries, its officers, directors and specific shareholders not to, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional Shares or ADSs or securities convertible into or exchangeable or exercisable for any Shares or ADSs, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Deutsche Bank Securities Inc., except grants of employee stock options pursuant to the terms of a plan in effect on the date hereof and issuances of Shares pursuant to the exercise of such options; provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the lock-up period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless Deutsche Bank Securities Inc. waives, in writing, such extension.

(ix) The Company will use its best efforts to list, subject to notice of issuance, the Offered Securities on the Nasdaq National Market. In connection with the application to quote the Offered Securities on the Nasdaq National Market, the Company will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect and maintain such quotation.

(x) The Company will ensure that it is in compliance with other applicable provisions of the Sarbanes-Oxley Act and the corporate governance rules of the Nasdaq National Market upon the effectiveness of such provisions upon the subsequent release by the Commission of rules and regulations promulgated under the Sarbanes-Oxley Act.

(xi) The Company shall apply the net proceeds of its sale of the Offered Securities as set forth in the Prospectus under the caption “Use of Proceeds” and shall file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(xii) [The Company shall not invest, or otherwise use, the proceeds received by the Company from its sale of the Offered Securities in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.]

(xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the capital stock of the Company.

(xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(xv) No action has been or, prior to the completion of the distribution of the Offered Securities, will be taken by the Company in any jurisdiction outside the United States and Canada that would permit a public offering of the Offered Securities, or possession or distribution of the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus issued in connection with the offering of the Offered Securities, or any other offering material, in any country or jurisdiction where action for that purpose is required.

(xvi) The Company will comply with the terms of the Deposit Agreement so that the ADRs will be executed by the Depositary and delivered to the Underwriters pursuant to this Agreement, at the applicable Closing Date.

(xvii) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement or the Deposit Agreement.

(b) Each of the Selling Shareholders, severally and not jointly, covenants and agrees with the several Underwriters that:

(i) Each Selling Shareholder shall comply with the terms of the lock-up agreement entered into by such Selling Shareholder and the Underwriters, substantially in the form attached hereto as Annex A.

(ii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the First Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(iii) Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5. COSTS AND EXPENSES.

(a) The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement and the Deposit Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Shareholders; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, the ADS Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Deposit Agreement, the Underwriters’ Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; if applicable, the expenses relating to preparing and printing the Canadian “wrap” in connection with offer and sale of the Offered Securities in Canada and the expenses relating to the filing of the Prospectus in jurisdictions in which the Offered Securities may be offered or sold, the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Offered Securities; the Listing Fee of the Nasdaq National Market; the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Offered Securities under State securities or Blue Sky laws; travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transaction levies and any other expenses or taxes arising as a result of the deposit by the Company of the Shares represented by the Offered Securities with the Depositary to the Company, for the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs, for the cost of preparing the ADRs and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters. Any transfer taxes imposed on the sale of the ADSs to the several Underwriters will be paid by the Sellers pro rata. The Sellers shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Offered Securities or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Offered Securities.

(b) All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase and pay for the Firm ADSs on the First Closing Date and the Option ADSs, if any, on the Option Closing Date are subject to the accuracy, as of the First Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholders contained herein, and to the performance by the Company and the Selling Shareholders of their respective covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and the ADS Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Shareholders, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the First Closing Date which would prevent the issuance of the Offered Securities or the Shares represented by the Offered Securities.

(b) The Representative shall have received on the First Closing Date or the Option Closing Date, as the case may be, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, dated the First Closing Date or the Option Closing Date, as the case may be, in the form and substance satisfactory to the Representative.

(c) The Representative shall have received on the First Closing Date or the Option Closing Date, as the case may be, an opinion of Goulston & Storrs, P.C., United States counsel for the Company, dated the First Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in the form and substance satisfactory to the Representative.

(d) The Representative shall have received from Conyers Dill & Pearman, Cayman Islands counsel for the Company, opinions dated the First Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in the form and substance satisfactory to the Representative.

(e) The Representative shall have received on the First Closing Date or the Option Closing Date, as the case may be, an opinion of Conyers Dill & Pearman, British Virgin Islands counsel for the Company, dated the First Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in the form and substance satisfactory to the Representative.

(f) The Representative shall have received on the First Closing Date or the Option Closing Date, as the case may be, an opinion of Commerce & Finance Law Offices, PRC counsel for the Company, dated the First Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in the form and substance satisfactory to the Representative.

(g) The Representative shall have received on the First Closing Date or the Option Closing Date, as the case may be, (i) an opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, United States counsel for the Selling Shareholders as to the laws of the United States, (ii) an opinion of TransAsia Lawyers for the Selling Shareholders as to the laws of the PRC and (iii) opinions of Conyers Dill & Pearman for the Selling Shareholders as to the laws of the Cayman Islands and the British Virgin Islands, each shall be dated the First Closing Date or the Option Closing Date, as the case may be, in the form and substance satisfactory to the Representative

(h) The Representative shall have received on the First Closing Date or the Option Closing Date, as the case may be, an opinion of Ziegler, Ziegler & Associates LLP, counsel for the Depositary, dated the First Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in the form and substance satisfactory to the Representative.

(i) The Representative shall have received from Shearman & Sterling LLP, United States counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the ADS Registration Statement, the Prospectus and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Shearman & Sterling LLP may rely as to all matters governed by British Virgin Islands law and Cayman Islands law upon the opinion of Conyers Dill & Pearman, and all matters governed by PRC law upon the opinion of Commerce & Finance Law Offices, referred to above.

(j) The Representative shall have received from Haiwen & Partners, PRC counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to all matters governed by PRC law as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Haiwen & Partners may rely as to all matters governed by U.S. law upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP and all matters governed by British Virgin Islands law and Cayman Islands law upon the opinion of Conyers Dill & Pearman, referred to above.

(k) You shall have received, on each of the date hereof, the First Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the First Closing Date or the Option

Closing Date, as the case may be, in form and substance satisfactory to you, of KPMG confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and related notes audited by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

(l) The Representative shall have received on the First Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the First Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i) Each of the Registration Statement and the ADS Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to their knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct in all material respects as of the First Closing Date or the Option Closing Date, as the case may be;

(iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made as and when required by such rules;

(iv) He or she has carefully examined the Registration Statement, the ADS Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement and the ADS Registration Statement, the statements contained in the Registration Statement and the ADS Registration Statement, respectively, were true and correct, and such Registration Statement, the ADS Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement and the ADS Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

(v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, prospects, results of operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, except as set forth in or contemplated by the Prospectus or as described in such certificate.

(m) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representative of one of its authorized officers with respect to the deposit with it of the Shares represented by the Offered Securities against issuance of the ADRs evidencing the Offered Securities, the execution, issuance, countersignature and delivery of the ADRs evidencing the Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(n) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(o) The Company and the Depositary shall have executed and delivered the Deposit Agreement, and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Shares quoted and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(p) The ADSs have been quoted for trading on the Nasdaq National Market.

(q) On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

(r) The Underwriters shall not have terminated the Offering in accordance with the terms of this Agreement.

(s) On or prior to the date of this Agreement, the Representative shall have received lock-up letters in each case substantially in the form attached hereto as Annex A from each of the executive officers, directors and original investors of the Company in each case substantially in the form attached hereto as Annex A.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to the counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company and the Selling Shareholders of such termination in writing or by telegram at or prior to the First Closing Date or the Option Closing Date, as the case may be.

In such event, the Selling Shareholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7. CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.

The obligations of the Sellers to sell and deliver the Offered Securities required to be delivered as and when specified in this Agreement are subject to the conditions that at the First Closing Date or the Option Closing

Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8. INDEMNIFICATION.

(a) The Company agrees:

(1) to indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (iii) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered Securities or the Offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use in the preparation thereof; provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a)(1) with respect to any Preliminary Prospectus or to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold ADSs to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as then amended or supplemented in any case where such delivery is required by the Act, if, in each case, the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was identified in writing at such time to such Underwriter and corrected in the Prospectus or in the Prospectus as then amended or supplemented; and

(2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Offered Securities, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each of the Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with any written information provided to the Company by or on behalf of such Selling Shareholder for use in the Registration Statement, the ADS Registration Statement, 8-A Registration Statement, the Preliminary Prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that such Selling Shareholder shall not be liable to any Underwriter under the indemnity agreement in this Section 8(b) with respect to any Preliminary Prospectus or to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold ADSs to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as then amended or supplemented in any case where such delivery is required by the Act, if, in each case, the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was identified in writing at such time to such Underwriter and corrected in the Prospectus or in the Prospectus as then amended or supplemented. In no event, however, shall the liability of any Selling Shareholder for indemnification under this Section 8(b) exceed the proceeds received by such Selling Shareholder from the Underwriters in the Offering. This indemnity obligation will be in addition to any liability which the Company may otherwise have.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholders, and each person, if any, who controls the Company or the Selling Shareholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b) and by the Company and the Selling Shareholders in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(e) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Offered Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Offered Securities purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds received by such Selling Shareholder from the Underwriters in the Offering, net of underwriting discounts and commissions. The Underwriters’ obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) In any proceeding relating to the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Offered Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. DEFAULT BY UNDERWRITERS.

If on the First Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Offered Securities which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Shareholder), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholders such amounts as may be agreed upon and upon the terms set forth herein, the Offered Securities which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Offered Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Offered Securities to be purchased on the First Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Offered Securities which they are obligated to purchase hereunder, to purchase the Offered Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Offered Securities with respect to which such default shall occur exceeds 10% of the Offered Securities to be purchased on the First Closing Date or the Option Closing Date, as the case may be, the Company and the Selling Shareholders or you as the Representative of the Underwriters

will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholders except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the First Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the ADS Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Company and the Selling Shareholders, to Block B, Xing Ke Plaza, 10 Jiuxianqiao Zhonglu, Chaoyang District, Beijing 100016, PRC, Attention: Mr. Justin Tang, Chief Executive Officer.

11. TERMINATION.

This Agreement may be terminated by you by notice to the Company (for itself and on behalf of the Selling Shareholders) (a) at any time prior to the First Closing Date or any Option Closing Date (if different from the First Closing Date and then only as to Option ADSs) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States, PRC or Cayman Islands would, in your reasonable judgment, make it impracticable or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, the PRC authorities or Cayman Islands authorities (vi) the suspension of trading of the Company’s common stock by the Nasdaq National Market, the Commission, or any other governmental authority or, (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States or any major disruption of settlements of securities or clearance services in the United States, PRC or Cayman Islands; or

(b) as provided in Sections 6 and 9 of this Agreement.

12. SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Offered Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. INFORMATION PROVIDED BY UNDERWRITERS.

The Company, the Selling Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus, the Registration Statement or the ADS Registration Statement consists of the information set forth in the fifth, seventh, nineteenth and twentieth paragraphs under the caption “Underwriting” in the Prospectus.

14. MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Offered Securities under this Agreement.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws provisions thereof.

The Company and each of the Selling Shareholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Selling Shareholders appoint CT Corporation System, 111 Eleventh Avenue, New York, New York 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company and each of the Selling Shareholders by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company and each of the Selling Shareholders in any such suit or proceeding. The Company and each of the Selling Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The respective obligation of the Company and each of the Selling Shareholders in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and each of the Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company and each of the Selling Shareholders an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he or she has been duly appointed as Attorney-in-Fact (the “Attorney-in-Fact”) by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

eLONG, INC.

By

Selling Shareholders listed on Schedule II

By
Attorney-in-Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

As Representative of the several Underwriters listed on Schedule I

By:	Deutsche Bank Securities Inc.

By:
Authorized Officer

By:
Authorized Officer

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm ADSs to be Purchased
Deutsche Bank Securities Inc
WR Hambrecht + Co, LLC
Allen & Company LLC
Total

SCHEDULE II

Schedule of Selling Shareholders

Selling Shareholder	Number of Firm ADSs to be Sold	Maximum Number of Option ADSs to be Sold
Billable Development Ltd.	358,793	252,938
Liming Sun	11,144	7,856
Tiger Technology Private Investment Partners, L.P.	365,292	257,520
Tiger Technology II, L.P.	1,284	904
Blue Ridge Limited Partnership	57,919	40,831
Blue Ridge Offshore Master Limited Partnership	15,396	10,854
RMG Holdings, LLC	25,147	17,728
Michael Rapp	58,231	41,051
Guiying Wang	36,163	25,493
Yijie Wang	11,144	7,856
Ira Nordlicht and Helen S. Scott	11,730	8,270
Dai Pan	4,692	3,308
Phillip Wagenheim	5,660	3,991
Bo Liu	2,933	2,067
Karl Brenza	4,399	3,101
Elliot Smith	2,933	2,067
Jeffrey Meshel	2,933	2,067
Broadband Capital Management LLC	2,933	2,067
David Prince	440	310
Amy Galanti	146	104

Total	979,312	690,383

SCHEDULE III

Subsidiaries and Shareholders

Subsidiary	Shareholder(s)
eLongNet Information Technology (Beijing) Co., Ltd.	eLong, Inc.

eLongNet High-Tech (Beijing) Co., Ltd.	eLong, Inc.

Beijing eLong Information Technology Co., Ltd.	Justin Tang Qu Zhi

Beijing Asia Media Interactive Advertising Co., Ltd.	Justin Tang Qu Zhi

Beijing eLong Airline Service Co., Ltd.	Beijing eLong Information Technology Co., Ltd. Beijing Asia Media Interactive Advertising Co., Ltd.

Jiangsu General Chinese Hotel Reservation Network Ltd.	Beijing eLong Information Technology Co., Ltd. Beijing eLong Airline Service Co., Ltd.

Beijing eLong Travel Agency Co., Ltd.	Beijing eLong Information Technology Co., Ltd. Beijing eLong Airline Service Co., Ltd.

ANNEX A

LOCK-UP AGREEMENT

October     , 2004

eLong, Inc.

Deutsche Bank Securities Inc.

As Representative of the

Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc., as representative (the “Representative”) of the several underwriters (the “Underwriters”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with eLong, Inc., a Cayman Islands company (the “Company”), and certain shareholders of the Company named therein (the “Selling Shareholders”), providing for the public offering by the Underwriters, including the Representative, of American depositary shares (“ADSs”), each ADS representing two ordinary shares, par value US$0.01 per share (the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock or ADSs (including, without limitation, shares of Common Stock or ADSs of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock or ADSs which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock or ADSs) or enter into any Hedging Transaction (as defined below) relating to the Common Stock or ADSs (each of the foregoing referred to as a “Disposition”), or publicly disclose the undersigned’s intention to make any Disposition, in each case during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock or the ADSs.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 180 days after the date of the final prospectus relating to the Public Offering (the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension.

Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock or ADSs to the Underwriters pursuant to the Underwriting Agreement, (b) shares of Common Stock or ADSs acquired in open market transactions by the undersigned after the completion of the Public Offering, (c) shares of Common Stock to the Company pursuant to the Transfer and Escrow Contribution Agreement dated as of July 23, 2004 solely in connection with the exercise of the warrant issued by the Company to IACT Asia Pacific Limited on July 23, 2004 and (d) any or all of the shares of Common Stock, ADSs or other Company securities if the transfer is by (i) gift, will or intestacy, (ii) distribution to a trust of which the undersigned or the undersigned’s immediate family is or are the beneficiary, or (iii) distribution to (A) a partner thereof or an affiliated partnership thereof (if the undersigned is a partnership), (B) a member thereof or affiliated limited liability company thereof (if the undersigned is a limited liability company) or (C) a wholly-owned subsidiary thereof (if the undersigned is a corporation); provided, however, that in the case of a transfer pursuant to clause (d) above, (x) it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement and (y) such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. For purposes of this Lock-Up Agreement, “affiliated” shall be construed such that one person shall be deemed to be affiliated with another person for so long as one of them is controlled (directly or indirectly) by the other or both are controlled (directly or indirectly) by the same person or group of persons, and for this purpose “control” shall be construed such that any combination of a person, its affiliates and persons acting jointly or in concert with either of them (the “Control Group”) shall control another person if the Control Group is the beneficial owner of securities of such person, or otherwise has, through contract, voting trust, proxy or otherwise, power, sufficient to elect a majority of the board of directors (or, if the person is not a corporation, any comparable body) of such person or to direct the management of such person.

The undersigned agrees that the Company may, with respect to any shares of Common Stock, ADSs or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company against transfers that are not in compliance with the foregoing restrictions.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering. For the avoidance of doubt, nothing contained herein shall be construed to prohibit the participation by the undersigned as a selling shareholder in the Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

It is understood that, if (i) you receive written notice from the Company that it does not intend to proceed with the Public Offering, (ii) the Underwriting Agreement does not become effective or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs, the undersigned will be released from its obligations under this Lock-Up Agreement.

The undersigned’s agreement as set forth herein is effective only if each director and executive officer of the Company, and any shareholder of the Company holding 2% or more of the Company’s outstanding Common Stock, enters into a similar agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to                             , this agreement shall be of no further force or effect.

[Signature page immediately follows]

Signature:

Print Name:

Number of shares owned subject to warrants, options or convertible securities:	Certificate numbers:

45